                                                                   EXHIBIT 10.23



                              EMPLOYMENT AGREEMENT
                                    (Jacobs)


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into on the 9th day of April, 1996, by and between GENERAL PARAMETRICS CORPORATION, a Delaware corporation ("Corporation") and Gerard M. Jacobs ("Employee").

                                  WITNESSETH:

         WHEREAS, the Employee desires to serve the Corporation in a position of substantial responsibility; and


         WHEREAS, the Board of Directors of the Corporation recognizes that the efforts of certain employees identified by the Board as key management employees will contribute to the growth and success of the Corporation; and

         WHEREAS, the Board of Directors of the Corporation believes that, in the best interests of the Corporation, it is essential that key management employees, including Employee, be retained and that the Corporation be in a position to rely on their dedication and commitment to render services to the Corporation, irrespective of whether the Corporation is or may be acquired or merged with or into another corporation.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Corporation and Employee agree as follows:

         1. Employment. The Corporation shall employ Employee and Employee shall serve as an employee of the Corporation for a term of sixty (60) months from the date hereof ("Employment Period"). The Employment Period and this Agreement shall automatically be extended for an additional one (1) year term following the expiration of each Employment Period unless either the Corporation or the Employee notifies the other in writing at least thirty (30) days prior to such expiration that the Employment Period and this Agreement shall not be so extended. Further, if a Change in Control (as defined below) of the Corporation shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of twenty-four (24) months beyond the month in which such Change in Control of the Corporation occurred. Employee shall serve as President and Chief Executive Officer of the Corporation and shall perform the functions typically associated with such offices. Employee shall also perform such other managerial, administrative, technical, and other services as may be designated from time to time by the Board of Directors of the Corporation appropriate for such officer positions. Corporation shall not require Employee to be based at an office location other than downtown Chicago, Illinois. Employee shall devote time and attention to matters of the Corporation such that Employee's services to the Corporation constitute his primary business activity. The Corporation acknowledges and agrees that Employee will devote a portion of his time and energies to the entities set forth on Exhibit "A" attached hereto; however, Employee agrees that he will use reasonable efforts to minimize the disruption his services to such entities may cause to the Corporation. In the event that
T. Benjamin Jennings

("Jennings") ceases for any reason to be employed by the Company during the Employment Period, Employee shall also be appointed Chairman of the Board and Chief Development Officer of the Company for the balance of the Employment Period.

         2.      Compensation.

                 (a) Employee shall initially receive as compensation for all services performed by him hereunder an annual base salary of not less than One Hundred Sixty Eight Thousand and No/100 Dollars ($168,000). Employee's salary hereunder shall be reviewed and may be increased by the Board of Directors of the Corporation from time to time. In addition to such annual base salary, Employee shall receive such annual bonus, if any, in an amount to be determined by the Board of Directors.

                 (b) For so long as Employee and Jennings are both employed by the Corporation, Employee's compensation shall be no less than the compensation paid to Jacobs (including, but not limited to, annual base salary, bonus and fringe benefits under Section 3).

                 (c) Employee shall be entitled to participate in all present and future bonus, incentive, stock option, stock purchase and other compensation plans during the Employment Period on a basis commensurate with his position as one of the two most senior executive officers of the Corporation.


         3. Fringe Benefits. Employee shall be entitled to not less than six (6) weeks paid vacation per year. The Corporation shall adopt a reasonable policy for sick leave and short-term disability during which the Employee will be compensated as provided in Section 2, above. The Corporation shall reimburse Employee for other ordinary and necessary business expenses incurred by Employee in the course of his employment. Employee shall also receive such other fringe benefits as the Corporation's Board of Directors may deem appropriate, including not less than those fringe benefits set forth on Exhibit B attached hereto.

         4.      Change in Control of the Corporation.

                 (a) No benefits shall be payable under this Section 4 unless there shall have been a Change in Control of the Corporation, as set forth below. For purposes of this Agreement, a "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

                          (i)     Any "person" (as defined in Sections 13(d)
and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing thirty percent





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


(30%) or more of the combined voting power of the Corporation's then outstanding securities computed on a fully diluted basis;

                 (ii)   During any period of two (2) consecutive years
(not including any period prior to the execution of this Agreement), there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of the Employment Period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the Employment Period or whose election or nomination for election was previously so approved; or

                (iii) The shareholders of the Corporation: (a) approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

        (b) For purposes of this Agreement, a "Potential Change in Control of the Corporation" shall be deemed to have occurred if:

                  (i) The Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation;

                 (ii) Any person (including the Corporation) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control of the Corporation;

                (iii) Any person, or a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing nine and one-half percent (9 1/2%) or more of the combined voting power of the Corporation's then outstanding securities, increases his beneficial ownership of such securities by five percent (5%) or more over the percentage owned by such person on the date hereof with such percentages computed on a fully diluted basis; or

                 (iv) The Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of the Corporation has occurred.

                 (c) Employee agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control of the Corporation, Employee shall not terminate his employment with the Corporation until the earliest of:

                          (i)    A date which is six (6) months from the
occurrence of such Potential Change in Control of the Corporation;

                         (ii)    The termination by Employee of his employment
by reason of Disability or Retirement (at Employee's normal retirement age, as defined in Subsection 5(a) hereof); or

                        (iii) The occurrence of a Change in Control of the Corporation.

         5. Termination Following a Change in Control of the corporation. If any of the events described in Section 4 constituting a Change in Control of the Corporation shall have occurred, Employee shall be entitled to the benefits provided in Section 8 hereof immediately upon a termination of his employment which occurs during the term of this Agreement either by Employee or Corporation, if such termination is for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without Employee's express written consent, the occurrence after a Change in Control of the Corporation of any one
(1) or more of the following:

                 (a) The assignment to Employee of titles, duties, responsibilities or status inconsistent with his present duties, responsibilities and sum as the President and Chief Executive Officer of the Corporation or a reduction or alteration in the nature or status of Employee's duties and responsibilities from those in effect as of the date hereof,

                 (b) A reduction by the Corporation in Employee's base salary as in effect on the execution date hereof or as the same shall be increased from time to time ("Base Salary");

                 (c) The Corporation's requiring Employee to be based at an office location other than downtown Chicago, Illinois;

                 (d) The failure by the Corporation to continue in effect the Corporation's insurance, disability, stock option plans and 401(k) plans, or any other of the Corporation's employee benefit plan, policies, practices or arrangements in which Employee participates, or the failure by the Corporation to continue Employee's participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants, as existed as of the date hereof;

                 (e) The failure of the Corporation to obtain a satisfactory agreement from any successor to the Corporation to assume and agree to perform this Agreement; and

                 (f) Any purported termination by the Corporation of Employee's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 6(c) below and, for purposes of this Agreement, no such purported termination shall be effective.

                 (g) Any breach of this Agreement by the Corporation which is not cured within 15 days of written notice from Employee to the Corporation describing such breach.

         6. Termination Generally. This Agreement and Employee's employment may be terminated by the Corporation prior to its expiration in accordance with this Section 6 as follows:

                 (a) Disability: Retirement. If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from the performance of his duties with the Corporation for six (6) consecutive months and, within thirty (30) days after written notice of termination is given, Employee shall not have returned to the full-time performance of his duties, the Corporation may terminate Employee's employment for "Disability." Termination by the Corporation or by Employee of Employee's employment by reason of "Retirement" shall mean termination on or after Employee's "Normal Retirement Date" which shall be when the Employee attains the age of 65, or in accordance with any retirement arrangement established with Employee's consent with respect to Employee.

                 (b) The Corporation may terminate this Agreement and Employee's employment for "Cause." "Cause" shall mean any one of the following:

                         (i)    The willful and continued failure by Employee to
substantially perform his duties with the Corporation (other than any such failure resulting from termination for Good Reason, Disability or Retirement) after a demand for substantial performance is delivered to Employee that specifically identifies the manner in which the Corporation believes that Employee has not substantially performed his duties, and Employee failing to resume substantial performance of his duties on a continuous basis within fourteen (14) days of receiving such demand; provided, that if it is not reasonably possible for Employee to resume such substantial performance within such fourteen (14) days, then such fourteen (14) day time period shall be extended to that minimum period of time during which it is reasonably possible for Employee to resume such substantial performance;

                         (ii)    The willful engaging by Employee in conduct
which is demonstrably and materially injurious to the Corporation, monetarily or otherwise and Employee's failure to cease engaging in such conduct within fourteen (14) days after a demand for such cessation is delivered to Employee by the Corporation that specifically identifies such conduct; provided, however, that if it is not reasonably possible for Employee to cease such conduct within such fourteen (14) days, then such fourteen (14) day time period shall be extended to that minimum period of time during which it is reasonably possible for Employee to cease such conduct; or

                    (iii) Employee's conviction of a felony or conviction of a misdemeanor which materially impairs Employee's ability substantially to perform his duties with the Corporation. For purposes of this subsection, no act, or failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation.

            (c) Notice of Termination. Any termination by the Corporation for Cause or by Employee for Good Reason shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

            (d) Date of Termination. "Date of Termination" shall mean the date specified in the Notice of Termination where required or, in any other case, the date upon which Employee ceases to perform services to the Corporation; provided that if within thirty (30) days after any Notice of Termination one party notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date finally determined to be the Date of Termination, either by mutual written agreement of the parties or by the final, nonappealable determination of a court of competent jurisdiction.

     7. Compensation Upon Termination Generally. Employee shall be entitled to the following benefits upon termination for reason other than the Change of Control as set forth in Section 4 hereof, as additional benefits under this Agreement and as compensation for the Covenant Not to Compete set forth in
Section 9 hereof:

            (a) During any portion of the Employment Period that Employee fails to perform his full-term duties with the Corporation as a result of incapacity due to physical or mental illness or other disability, Employee shall continue to receive his Base Salary at the rate in effect at the commencement of any such portion of the Employment Period, until Employee's employment is terminated pursuant to subsection 6(a) hereof. Thereafter, Employee's benefits shall be determined in accordance with the Corporation's retirement, insurance and other applicable programs and plans then in effect.

            (b) If Employee's employment shall be terminated by the Corporation for Cause, the Corporation shall pay Employee his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given or on the Date of Termination if no Notice of Termination is required hereunder, plus all other amounts to which Employee is entitled under any compensation plan of the Corporation at the time such payments are due, and the Corporation shall have no further obligations to Employee under this Agreement.

            (c) If Employee voluntarily terminates his employment for any reason other than for Good Reason, Employee must provide the Corporation with at least ninety (90) days prior notice and shall be entitled to receive seventy percent (70%) of the Employee's Base Salary at the rate in effect at the date of notice of termination by Employee for a period of 36 months after such notice. Employee's salary payable under this section shall be reduced dollar for dollar by any compensation Employee receives from another employer for any other employment during the 36 month period.

         8. Compensation Upon Termination for Change of Control. Following a Change in Control of the Corporation, as defined in Section 4, hereof, upon termination of Employee's employment either by Employee or Corporation, Employee shall be entitled to the following benefits ("Severance Benefits') as severance benefits and as compensation for the Covenant Not to Compete set forth in Section 9 hereof:

                 (a) The Corporation shall pay Employee his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, or the Date of Termination where no Notice of Termination is required hereunder;

                 (b) The Corporation shall pay as Severance Benefits, and as compensation for the Covenant Not to Compete to Employee, not later than the tenth day following the Date of Termination, a lump sum severance payment equal to the product of.


                        (i)      The sum of:

                                 (A)  Employee's annual Base Salary in effect
                                      immediately prior to the occurrence of
                                      the circumstances giving rise to such
                                      termination; and

                                 (B)  The highest annual bonus awarded to
                                      Employee during the previous three (3)
                                      years of employment; times

                       (ii)      The lesser of:

                                 (A)  Five (5); or

                                 (B)  The number of whole and fractional
                                      years occurring between Employee's Date
                                      of Termination and his Normal Retirement
                                      Date;

                 (c) All options and warrants to purchase common stock or other securities of the Corporation ("Options"), if any, granted to Employee under the Corporation's Stock Option Plans or otherwise, together with any additional, substitute or successor option program or plan as may be in effect from time to time then held by Employee shall fully vest as of the Date of Termination and shall remain outstanding and exercisable until the expiration date of such options and warrants (without regard to any early termination of such option or wan-ant resulting from Employee's termination of employment).

                 (d) For a sixty (60) month period after such termination, the Corporation will arrange to provide Employee, at the Corporation's expenses, with benefits under the Corporation's applicable employee fringe benefit plans, which benefits shall be the same or substantially as those enjoyed by Employee immediately prior to the Notice of Termination but in no event shall Employee be provided the benefits described herein after his Normal Retirement Date and provided further that benefits otherwise receivable by Employee pursuant to this subsection (d) shall be reduced to the extent comparable benefits are actually received by Employee during the sixty (60) month period following Employee's termination, and any such benefits actually received by Employee shall be reported to the Corporation.

                 (e) In the event the amount of Severance Payments that Employee would be entitled to receive hereunder, following a Change in Control of the Corporation, upon termination of Employee's employment, would, under any applicable provision of law, render the validity, legality or enforceability of this Agreement and the Severance Payments made hereunder contingent upon this Agreement having first been approved by the affirmative vote of a majority of the aggregate outstanding voting securities of the Corporation:

                          (i)      The Severance Payments due Employee
hereunder shall be reduced to the extent necessary to avoid rendering this Agreement subject, under any applicable provision of law, to prior shareholder approval as specified above; or

                          (ii)     If Severance Payments have previously been
made to Employee hereunder, the amount of which Severance Payments would render this Agreement subject to prior shareholder approval, as specified above, as a condition precedent to its validity, legality or enforceability, Employee shall immediately repay to the Corporation that portion of the Severance Payments which served to render this Agreement subject to said prior shareholder approval.

                 (f) The payments provided for in subsection (b) above shall be made not later than the tenth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Corporation shall pay to Employee on such day an estimate as determined in good faith by the Corporation of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Corporation to Employee payable on the tenth day after demand by the Corporation (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

                 (g) The Corporation shall also pay to Employee all legal fees and expenses incurred by Employee as a result of such termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement) or in connection with any tax audit or proceeding to the extent attributable to any payment or benefit provided hereunder.

                 (h) Employee shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 8 be reduced by any compensation earned by Employee as the result of employment by another employer after the Date of Termination or otherwise.

                 (i) The Severance Payments to be paid pursuant to subsection (b) above are not intended as stipulated or liquidated damages for breach of any promise of a term of employment, no such promise being made herein, but are payments which shall be fully earned as of the Date of Termination and shall be compensation for Employee's continued services rendered to the Corporation after the date hereof and prior to such Date of Termination; for the covenant not to compete provision of Section 9 hereof; the foregoing of other, possibly more secure employment; consequential losses which may result from such termination, including, but not limited to, permanent injury to reputation, loss of career development opportunities, and emotional stress; and actual losses which may result from such termination, including, but not limited to, lost wages and expenses of securing other employment.

                 (j) The Corporation shall have no obligation to provide or cause to be provided to Employee the benefits described in this Agreement, other than those provided in Section 7 hereof, if the Corporation or Employee shall terminate Employee's employment prior to a Change of Control.

                 (k) In the event that Employee becomes entitled to the Severance Payments, if it is determined that any of the Severance Payments Will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Employee shall have the option, but not the obligation, to reduce the amount of the Severance Payments to an amount which will result in the Severance Payments no being subject to the Excise Tax. The Corporation will cooperate with Employee in every way possible to restructure the Severance Payments to achieve such result.

        9.       Restrictive Covenants.  Employee agrees with the
Corporation that he will not for a period of five years from the date he ceases to be an officer, director, employee or consultant of the Corporation:

                 (a) directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity in Arizona, California, New Mexico, Nevada, Texas and Utah that is directly in Competition with the Business conducted by EMCO Recycling Corp. ("EMCO") or the Corporation as of the date hereof; provided, however, that the beneficial ownership of less than five percent (5 %) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

                 (b) directly or indirectly (i) induce any Person that is a customer of EMCO or the Corporation as of date hereof to patronize any business directly in Competition with the Business conducted by EMCO or the Corporation; (ii) canvass, solicit or accept from any Person that is a customer of EMCO or the Corporation, any such Competitive business, or (iii) request or advise any Person that is a customer of EMCO or the Corporation as of the date hereof to withdraw, curtail or cancel any such customer's business with EMCO or the Corporation;

                 (c) directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any Person who was employed by EMCO or the Corporation at or within six months prior to the date hereof, or in any manner seek to induce any such Person to leave his or her employment;

         For purposes of this Agreement, the term "Business" shall mean metal recycling and the terms "Competitive" and "Competition" shall mean a business whose primary activity is metal recycling.

         Employee agrees and acknowledges that the restrictions contained herein are reasonable in scope and duration and are necessary to protect EMCO and the Corporation. If any provision of this Section, as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section will cause irreparable damage to EMCO and the Corporation and upon breach of any provision of this Section, EMCO and the Corporation shall be entitled to injunctive relief, specific performance or other equitable relief, provided, however, that, this shall in no way limit any other remedies which EMCO and the Corporation may have (including, without limitation, the right to seek monetary damages). For purposes of this Section, "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, MM, unincorporated association, joint venture, governmental authority or other entity, of whatever nature.

         10. Confidential Information. Employee shall not, during the Employment Period or thereafter, disclose to any person any confidential information obtained from or regarding the Corporation or its affiliates, including, without limitation, contracts, business plans, forms, lists, manuals, or any budgetary, sales, marketing, financial, procedural or operations materials or, information, or any other nonpublic information intended to be confidential prepared by or for the benefit of the Corporation or its affiliates. If Employee shall leave the employment of the Corporation for any reason, the Employee agrees not to take with him any such documents, materials or information or other data of any description or any copy or reproduction of any of the foregoing.

         11. Enforceability. The failure of either party at any time to require performance by the other party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

         12.     Successors: Binding Agreement.

                 (a) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation or of any division or subsidiary thereof employing Employee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Corporation in the same amount and on the same terms as Employee would be entitled hereunder if Employee terminated his employment for Good Reason, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                 (b) This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrator, successors, heirs, distributes, devisees and legatees. If Employee should die while any amount would still be payable to him hereunder if he had continued to five, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designees or, if there is no such designee, to Employee's estate.

         13. Modification. This Agreement may not be canceled, changed, modified or amended, and no cancellation, change, modification or amendment will be effective or binding unless in writing and signed by both parties to this Agreement.

         14. Severability; Survival. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

         15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.





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
         16. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which will be an original, but all of which together will constitute one and the same original.

         17. Entire Agreement. This Agreement represents the entire agreement between the Corporation and the Employee with respect to the subject matter hereof, and all prior agreements relating to the relationship between t he Employee and the Corporation, written or oral, are nullified and superseded hereby.

         18. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.





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
         IN WITNESS WHEREFOF, the parties have executed this Agreement as of the day and year first above written.


                                                        GENERAL PARAMETRICS
                                                        CORPORATION


                                               By: /s/ T. BENJAMIN JENNINGS
                                                   -------------------------

                                                Name T. Benjamin Jennings
                                                     ------------------------

                                                Title Co. President and
                                                      Chief Executive Officer
                                                      -----------------------

                                                EMPLOYEE:
                                                   /s/ Gerard M. Jacobs
                                                   --------------------------
                                                   Gerard M. Jacobs

                                  EXHIBIT "A"


1.       Armstrong Fiber Optic Networks, Inc.
2.       Crown Casino Corporation
3.       Miss Mimi Corporation
4.       GMJ Holdings, Inc.
5.       Environmental Waste Funding Corporation and affiliated entities
6.       Trailside Capital Corporation
7.       Casper & Associates, Inc. and affiliated entities
8.       North-South Partners
9.       Entrepreneurial Capital Management
10.      Lonesome Dove Ventures

                                   EXHIBIT B



1. $1, 000 per month car allowance (any excess not used to pay for car to be paid to Employee as compensation) plus reimbursement for gas, oil, repairs and maintenance.

2.       Company phones at home offices, car phone, cellular phone.

3. $1,000,000 whole life insurance policy and $1,000,000 term life insurance policy, each with Employee or Employee's designee as the beneficiary.

4.       Health and dental insurance, 401(k) plan, disability insurance.